Exhibit 99.1

Netskope Announces Strong Third Quarter Fiscal Year 2026

Financial Results

•
ARR increased 34% year-over-year to $754 million
•
Q3 revenue increased 33% year-over-year to $184.2 million
•
Surpassed $1 billion in Remaining Performance Obligations, reflecting 41% year-over-year growth
•
Q3 net cash provided by operating activities was $11.2 million, representing 6% of revenue
•
Q3 free cash flow was $10.6 million, representing a positive 6% free cash flow margin

SANTA CLARA, Calif. – December 11, 2025 – Netskope (NASDAQ: NTSK) a leader in modern security and networking for the cloud and AI era, today announced financial results for the third quarter of fiscal year 2026, ended October 31, 2025.

“We delivered an excellent third quarter with accelerating top line growth and incremental improvements to the bottom line,” said Sanjay Beri, CEO of Netskope. “Cloud modernization and AI are fueling strong demand for our market-leading Netskope One platform of security, networking, and analytics products. And, the investments we’ve made in our foundational technology architecture, NewEdge private cloud, and go-to-market engine are driving clear returns as we successfully scale to address our estimated $149 billion market opportunity.”

Third Quarter Fiscal Year 2026 Financial Highlights

•
Annual Recurring Revenue (ARR): ARR grew 34% year-over-year to $754 million as of October 31, 2025.
•
Revenue: Q3 Revenue was $184.2 million, an increase of 33% year-over-year.
•
Gross Profit and Margin: GAAP gross profit was $106.6 million, compared to $91.8 million for the third quarter of fiscal 2025, and GAAP gross margin was 58%, compared to 66% for the third quarter of fiscal 2025. Non-GAAP gross profit was $137.6 million, compared to $97.5 million for the third quarter of fiscal 2025, and non-GAAP gross margin was 75%, compared to 70% for the third quarter of fiscal 2025. Non-GAAP gross profit excludes $28.6 million in stock-based compensation expense and related taxes, compared to $0.6 million in the prior year period, due primarily to the vesting of certain equity awards in conjunction with the initial public offering.
•
Loss from Operations and Operating Margin: GAAP loss from operations was $(447.0) million, compared to a loss of $(53.8) million for the third quarter of fiscal 2025, and GAAP operating margin was (243)%, compared to (39)% for the third quarter of fiscal 2025. Non-GAAP loss from operations was $(28.2) million, compared to a loss of $(35.5) million for the third quarter of fiscal 2025, and non-GAAP operating margin was (15)%, compared to (26)% for the third quarter of fiscal 2025. Non-GAAP loss from operations excludes $416.2 million in stock-based compensation expense and related taxes, compared to $12.3 million in the prior year period, due primarily to the vesting of certain equity awards in conjunction with the initial public offering.
•
Net Loss Per Share: GAAP net loss per share was $(1.85), compared to $(0.72) in the third quarter of fiscal 2025. Non-GAAP net loss per share was $(0.10), compared to $(0.37) in the third quarter of fiscal 2025.

Non-GAAP net loss per share excludes $0.04 for the loss on the change in fair market value of convertible notes, compared to $0.18 in the year ago period. As of October 31, 2025, the weighted average common stock outstanding was 245 million and the fully-diluted share count under the treasury stock method was approximately 506 million.
•
Cash Flow: Net cash generated from operations was $11.2 million, compared to $(10.9) million used in operations in the third quarter of fiscal 2025 and operating cash flow margin was 6%, compared to (8)% in the third quarter of fiscal 2025. Free cash flow was $10.6 million, compared to $(28.6) million in the third quarter of fiscal 2025 and free cash flow margin was positive 6%, compared to (21)% in the third quarter of fiscal 2025.
•
Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents and marketable securities at the end of the third quarter was $1.2 billion.

Recent Business Highlights

•
Completed our Initial Public Offering in September, raising $992.2 million in IPO proceeds, net of underwriting discounts and commissions.
•
In addition to being recognized as a Leader in both the 2025 Gartner Magic Quadrant for Secure Services Edge (SSE), for four consecutive years and a Leader in the 2025 Magic Quadrant for SASE platforms for two consecutive years, during Q3 Fiscal 2026, Netskope was also recognized as:
o
A leader in The Forrester Wave™: Secure Access Service Edge Solutions, Q3 2025 report. Netskope was the highest scoring vendor in the report overall and also the highest scoring vendor in Forrester’s “Strength of Offering” category.
o
A Leader in GigaOMs DLP Radar report and SD-WAN Platforms Radar report.
•
Expanded our NewEdge private cloud network with new data centers in Malaysia, Toronto, Hawaii, and Oman to meet growing customer demand. NewEdge now covers close to 80 major metropolitan areas, with over 120 data centers globally, all of which are available to every customer, have full edge compute, and run all services.
•
Announced updates to our Netskope One platform, including:
o
Universal Zero Trust Network Access (UZTNA) enhancements to extend to IoT and OT use cases. Netskope’s UZTNA solution helps customers modernize their networks by enabling the consolidation of legacy technologies beyond just Virtual Private Networking (VPN), to also include Network Access Control (NAC) and Virtual Desktop Infrastructure (VDI).
o
New AI-powered innovations which improve efficiency and effectiveness of security teams. This includes an integrated AI agent for Netskope One Private Access, which provides insight into an organization’s existing ZTNA network topologies and private application configurations.
•
Deepened our collaboration with Microsoft through enterprise security and AI integrations, including Netskope One integration with Microsoft Purview. In addition, we released Netskope One Advanced SSE for Microsoft Entra Global Secure Access (GSA), and new protections for Microsoft 365 Copilot conversations - including GenAI queries, responses, and AI-generated content - using our market-leading data and threat protection delivered through our new CASB API for Microsoft 365 Copilot.

Financial Outlook

Netskope is providing the following guidance for the fourth quarter of 2026 and fiscal year 2026:

For the fourth quarter of fiscal 2026, we expect:

•
Q4 revenue of $188 million to $190 million
•
Non-GAAP operating margin of (14.0)% to (13.0)%
•
Non-GAAP net loss per share of $(0.07) to $(0.05), using approximately 400 million weighted average common stock outstanding

For the full year of fiscal 2026, we expect:

•
Total revenue of $701 million to $703 million
•
Non-GAAP gross margin of approximately 75%
•
Non-GAAP operating margin of (17.0)% to (16.5)%
•
Non-GAAP net loss per share of $(0.53) to $(0.51), using approximately 215 million weighted average common stock outstanding
•
Free cash flow of $5 million to $8 million

These statements are forward-looking, and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.

Conference Call

Netskope will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Netskope’s website at investors.netskope.com.

Supplemental Financial and Other Information:

Supplemental financial information can be accessed through Netskope’s investor relations website at investors.netskope.com.

About Netskope

Netskope (NASDAQ: NTSK), a leader in modern security and networking for the cloud and AI era, addresses the needs of both security and networking teams by providing optimized access and real-time, context-based security for people, devices, and data anywhere they go. Thousands of customers, including more than 30 of the Fortune 100, trust the Netskope One platform, its Zero Trust Engine, and its powerful NewEdge network to reduce risk and gain full visibility and control over cloud, AI, SaaS, web, and private applications—providing security and accelerating performance without trade-offs. Learn more at netskope.com, on LinkedIn, and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance and financial outlook for the fourth quarter of fiscal 2026 and full year fiscal 2026. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks associated with scaling our business and managing our rapid growth; our ability to expand our partner relationships; our ability to identify and effectively implement the necessary changes to address execution challenges; our limited experience with new products and the risks associated with new product offerings, including adoption by customers and the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market for security, networking and analytics products and our ability to innovate and remain competitive; length of sales cycles; risks related to the use of AI in our platform; and general market, political, economic and business conditions, as well as those risks and uncertainties included in filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to Netskope as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to evaluate our business performance, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Financial Information" included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related taxes, and amortization of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense and related taxes, amortization of acquired intangible assets, and acquisition-related expense. We define non-GAAP operating margin as non-GAAP loss from operations as a percentage of revenue.

Non-GAAP Net Loss

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, acquisition-related expense, gain/loss on fair value change in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, acquisition-related expense, gain/loss on fair value change in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment and intangible assets and capitalized internal-use software. Free cash flow margin is determined by dividing free cash flow by revenue. We believe free cash flow and free cash flow margin serve as valuable indicators of liquidity, as it provides our management, board of directors, and investors with insight into our ability to generate cash from our operations, strategic initiatives, and strengthening our balance sheet.

Investor Relations Contact:

Michelle Spolver

IR@netskope.com

Media Contact:

Tim Whitman

press@netskope.com

NETSKOPE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 31,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$984,652	$166,012
Marketable securities	168,251	80,679
Accounts receivable, net	131,534	195,100
Inventories	5,377	5,763
Deferred contract acquisition costs	48,813	42,860
Prepaid expenses and other current assets	63,213	37,991
Total current assets	1,401,840	528,405
Property and equipment, net	89,544	99,480
Operating lease right-of-use assets	32,816	34,571
Intangible assets, net	23,895	37,242
Goodwill	61,083	61,083
Deferred contract acquisition costs, noncurrent	89,188	78,805
Other assets, noncurrent	16,670	18,920
Total assets	$1,715,036	$858,506
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$16,430	$2,652
Accrued compensation and benefits	77,471	62,781
Deferred revenue	471,455	430,156
Operating lease liabilities, current	10,124	10,267
Accrued expenses and other current liabilities	27,505	20,852
Total current liabilities	602,985	526,708
Deferred revenue, noncurrent	148,426	160,151
Convertible notes	780,365	626,622
Operating lease liabilities, noncurrent	24,492	25,808
Other liabilities, noncurrent	7,737	4,806
Total liabilities	1,564,005	1,344,095
Stockholders’ equity (deficit):
Convertible preferred stock	-	1,050,561
Common stock	-	10
Class A common stock	5	-
Class B common stock	34	-
Additional paid-in capital	2,796,530	418,791
Accumulated other comprehensive loss	(73,408)	(5,439)
Accumulated deficit	(2,572,130)	(1,949,512)
Total stockholders’ equity (deficit)	151,031	(485,589)
Total liabilities and stockholders’ equity (deficit)	$1,715,036	$858,506

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS of OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue	$184,173	$138,532	$512,667	$389,782
Cost of revenue(1)	77,530	46,765	173,267	141,209
Gross profit	106,643	91,767	339,400	248,573
Operating expenses:
Sales and marketing(1)	149,869	65,765	297,295	217,391
Research and development(1)	262,702	62,402	403,439	192,758
General and administrative(1)	141,042	17,434	176,959	52,989
Total operating expenses	553,613	145,601	877,693	463,138
Loss from operations	(446,970)	(53,834)	(538,293)	(214,565)
Other income (expense), net:
Loss on changes in fair value of convertible notes	(8,439)	(18,125)	(85,841)	(63,249)
Other income, net	5,407	711	9,529	3,469
Loss before provision for income taxes	(450,002)	(71,248)	(614,605)	(274,345)
Provision for (benefit from) income taxes	3,073	(505)	8,013	3,127
Net loss	$(453,075)	$(70,743)	$(622,618)	$(277,472)
Net loss per share attributable to common stockholders, basic and diluted	$(1.85)	$(0.72)	$(4.07)	$(2.89)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	244,659,095	98,265,450	153,012,468	95,875,697

(1)Includes stock-based compensation expense as follows:
Cost of revenue	$28,018	$589	$28,945	$1,930
Sales and marketing	71,845	4,135	78,304	14,667
Research and development	190,082	5,878	198,881	18,738
General and administrative	120,527	1,711	121,984	4,318
Total stock-based compensation expense	$410,472	$12,313	$428,114	$39,653

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended October 31,
	2025	2024
Cash flows from operating activities
Net loss	$(622,618)	$(277,472)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	428,114	39,653
Depreciation and amortization	35,791	39,861
Amortization of deferred contract acquisition costs	39,419	33,198
Non-cash operating lease expenses	10,032	8,886
(Accretion of discount) amortization of premium on investments, net	(552)	(1,547)
Change in fair value of convertible notes	85,841	63,249
Deferred income tax benefit	-	(2,254)
Other	230	777
Changes in operating assets and liabilities:
Accounts receivable, net	63,566	(12,481)
Inventories	149	29
Deferred contract acquisition costs	(55,755)	(43,503)
Prepaid expenses and other current assets	(20,164)	927
Other non-current assets	2,251	(675)
Accounts payable	13,359	4,746
Accrued compensation and benefits	8,121	4,969
Operating lease liabilities	(9,736)	(9,515)
Accrued expenses and other current liabilities	9,397	(4,467)
Deferred revenue	29,574	37,753
Other non-current liabilities	2,931	1,068
Net cash provided by (used in) operating activities	19,950	(116,798)
Cash flows from investing activities
Purchases of property and equipment	(9,563)	(32,437)
Capitalized internal-use software	(1,990)	(2,579)
Purchases of intangible assets	-	(3,337)
Payments for business combination, net of cash acquired	-	(2,508)
Purchases of marketable securities	(197,145)	(40,636)
Proceeds from maturities of marketable securities	63,601	120,514
Proceeds from sales of marketable securities	46,454	-
Net cash (used in) provided by investing activities	(98,643)	39,017
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discount and commissions	992,209	-
Payments for deferred offering costs	(6,320)	-
Proceeds from issuance of common stock upon exercise of stock options	31,174	22,743
Proceeds from issuance of convertible senior notes, net of issuance cost	-	74,355
Payments for taxes upon net share settlement of equity awards	(117,205)	-
Payments for holdback on business combination	(2,524)	-
Net cash provided by financing activities	897,334	97,098
Net increase in cash, cash equivalents, and restricted cash	818,641	19,317
Cash, cash equivalents, and restricted cash, beginning of period	167,197	165,770
Cash, cash equivalents, and restricted cash, end of period	$985,838	$185,087

NETSKOPE, INC.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL INFORMATION

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Gross profit reconciliation:
Gross profit	$106,643	$91,767	$339,400	$248,573
Stock-based compensation expense and related taxes	28,602	589	29,543	1,930
Amortization of acquired intangible assets	2,341	5,174	12,016	14,645
Non-GAAP gross profit	$137,586	$97,530	$380,959	$265,148
Gross margin	58%	66%	66%	64%
Non-GAAP gross margin	75%	70%	74%	68%

Sales and marketing expense reconciliation:
Sales and marketing expense	$149,869	$65,765	$297,295	$217,391
Stock-based compensation expense and related taxes	(73,680)	(4,143)	(80,461)	(14,757)
Amortization of acquired intangible assets	(280)	(421)	(1,330)	(1,178)
Non-GAAP sales and marketing expense	$75,909	$61,201	$215,504	$201,456
Sales and marketing expense as a percentage of revenue	81%	47%	58%	56%
Non-GAAP sales and marketing expense as a percentage of revenue	41%	44%	42%	52%

Research and development expense reconciliation:
Research and development expense	$262,702	$62,402	$403,439	$192,758
Stock-based compensation expense and related taxes	(192,612)	(5,884)	(201,474)	(18,783)
Amortization of acquired intangible assets	-	-	-	(70)
Non-GAAP research and development expense	$70,090	$56,518	$201,965	$173,905
Research and development expense as a percentage of revenue	143%	45%	79%	49%
Non-GAAP research and development expense as a percentage of revenue	38%	41%	39%	45%

General and administrative expense reconciliation:
General and administrative expense	$141,042	$17,434	$176,959	$52,989
Stock-based compensation expense and related taxes	(121,285)	(1,711)	(122,743)	(4,318)
Acquisition related expense	-	(443)	-	(460)
Non-GAAP general and administrative expense	$19,757	$15,280	$54,216	$48,211
General and administrative expense as a percentage of revenue	77%	13%	35%	14%
Non-GAAP general and administrative expense as a percentage of revenue	11%	11%	11%	12%

Loss from operations reconciliation:
Loss from operations	$(446,970)	$(53,834)	$(538,293)	$(214,565)
Stock-based compensation expense and related taxes	416,179	12,327	434,221	39,788
Acquisition related expense	-	443	-	460
Amortization of acquired intangible assets	2,621	5,595	13,346	15,893
Non-GAAP loss from operations	$(28,170)	$(35,469)	$(90,726)	$(158,424)
Operating margin	(243)%	(39)%	(105)%	(55)%
Non-GAAP operating margin	(15)%	(26)%	(18)%	(41)%

Net loss reconciliation:
Net loss	$(453,075)	$(70,743)	$(622,618)	$(277,472)
Stock-based compensation expense and related taxes	416,179	12,327	434,221	39,788
Acquisition related expense	-	443	-	460
Amortization of acquired intangible assets	2,621	5,595	13,346	15,893
Loss on fair value change in convertible notes	8,439	18,125	85,841	63,249
Provision for (benefit from) income taxes	364	(2,239)	364	(2,239)
Non-GAAP net loss	$(25,472)	$(36,492)	$(88,846)	$(160,321)

Basic and diluted EPS reconciliation:
Net loss per share, basic and diluted	$(1.85)	$(0.72)	$(4.07)	$(2.89)
Stock-based compensation expense and related taxes	1.70	0.13	2.84	0.41
Acquisition related expense	-	-	-	-
Amortization of acquired intangible assets	0.01	0.06	0.09	0.17
Loss on fair value change in convertible notes	0.04	0.18	0.56	0.66
Provision for (benefit from) income taxes	-	(0.02)	-	(0.02)
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.37)	$(0.58)	$(1.67)
Note: Certain figures may not sum due to rounding.

NETSKOPE, INC.

SELECTED CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Reconciliation of cash provided by (used in) operating activities to free cash flow
Net cash provided by (used in) operating activities	$11,236	$(10,884)	$19,950	$(116,798)
Purchase of property and equipment and intangible assets	(525)	(15,999)	(9,563)	(35,774)
Capitalized internal-used software	(117)	(1,761)	(1,990)	(2,579)
Free cash flow	$10,594	$(28,644)	$8,397	$(155,151)

Net cash (used in) provided by investing activities	$(118,247)	$(14,665)	$(98,643)	$39,017

Net cash provided by financing activities	$880,853	$83,523	$897,334	$97,098

Operating cash flow margin	6%	(8)%	4%	(30)%
Free cash flow margin	6%	(21)%	2%	(40)%
Note: Certain figures may not sum due to rounding.